Exhibit 5.2

[Letterhead of Drinker Biddle & Reath LLP]

October 10, 2017

Enstar Group Limited
P.O. Box HM 2267
Windsor Place, 3rd Floor
22 Queen Street
Hamilton HM JX
Bermuda

Ladies and Gentlemen:
We have acted as U.S. counsel to Enstar Group Limited, a Bermuda exempted company (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) and the filing of the Registration Statement with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the contemplated offering by the Company from time to time of: senior debt securities of the Company (the “Senior Debt Securities”) to be issued pursuant to an indenture between the Company and The Bank of New York Mellon, as trustee, dated as of March 10, 2017, as supplemented by the first supplemental indenture dated as of March 10, 2017 (the “Senior Indenture”), subordinated debt securities of the Company (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), to be issued pursuant to an indenture between the Company and an indenture trustee to be named therein (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”); the Company’s ordinary shares, par value $1.00 per share (the “Ordinary Shares”); the Company’s preference shares, par value $1.00 per share (the “Preference Shares”); depositary shares representing fractional interests in the Ordinary Shares and Preference Shares (the “Depositary Shares”) to be issued pursuant to the terms of one or more deposit agreements (the “Deposit Agreements”); warrants to purchase Ordinary Shares, Preference Shares, or Debt Securities (the “Warrants”) to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”); purchase contracts (the “Purchase Contracts”); purchase units (the “Purchase Units”); and units consisting of any combination of those securities (the “Units”) to be issued pursuant to the terms of one or more unit agreements (the “Unit Agreements”). The Debt Securities, Ordinary Shares, Preference Shares, Depositary Shares, Warrants, Purchase Contracts, Purchase Units and Units are herein referred to collectively as the “Securities.”
In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indentures, and such other documents and corporate records relating to the Company and the issuance and sale of the Securities as we have deemed appropriate. In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company.
On the basis of the foregoing and subject to the qualifications and assumptions expressed below, we are of the opinion that:
1. With respect to any Debt Securities, assuming that (a) all corporate action has been taken on the part of the Company to approve the issuance, execution and delivery by the Company of the applicable Indenture and related Debt Securities; (b) any Securities issuable upon the conversion of such Debt Securities will have been duly and properly authorized for issuance in accordance with the memorandum of association and bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company specifying the specific terms thereof and the rights attaching thereto in accordance with the memorandum of association and bye-laws of the Company and Bermuda law; (c) any Ordinary Shares or Preference Shares into which the Debt Securities are convertible will, at the time of issuance, be validly issued, fully paid and non-assessable by the Company; (d) the applicable Indenture shall have been duly executed and delivered by the Company and duly authorized, executed and delivered by the applicable trustee; (e) the terms of the Debt Securities and their issuance and sale shall have been duly established in conformity with the applicable Indenture; and (f) the Debt Securities shall have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and paid for as contemplated in the Registration Statement, any underwriting, purchase or similar agreement, and the applicable supplement to the prospectus included in the Registration Statement, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any other Securities, when issued and delivered as contemplated by the terms thereof, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.
2. With respect to any Depositary Shares, assuming that (a) all corporate action has been taken on the part of the Company to approve the execution and delivery the Deposit Agreement relating to any Depositary Shares; (b) the Ordinary Shares or the Preference Shares relating to such Depositary Shares have been duly and properly authorized for issuance in accordance with the memorandum of association and bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company specifying the specific terms thereof and the rights attaching thereto in accordance with the memorandum of association and bye-laws of the Company and Bermuda law; (c) such Deposit Agreement has been duly executed and delivered by each party thereto; (d) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement; (e) the Ordinary Shares or the Preference Shares relating to such Depositary Shares will be validly issued, fully paid and non-assessable by the Company; (f) the Depositary Shares shall have been duly executed and delivered by the Company and paid for as contemplated in the Registration Statement, any underwriting, purchase or similar agreement, and the applicable supplement to the prospectus included in the Registration Statement; and (g) the Depositary Shares are duly issued against the deposit of such Ordinary Shares or Preference Shares in accordance with such Deposit Agreement, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any other Securities, when issued and delivered as contemplated by the terms thereof, such Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.
3.    With respect to any Warrants, assuming that (a) all corporate action has been taken on the part of the Company to approve the execution and delivery of the Warrant Agreement and the Warrants; (b) any Securities issuable pursuant to such Warrants will have been duly and properly authorized for issuance in accordance with the memorandum of association and bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company specifying the specific terms thereof and the rights attaching thereto in accordance with the memorandum of association and bye-laws of the Company and Bermuda law; (c) any Ordinary Shares or Preference Shares issuable pursuant to such Warrants will be validly issued, fully paid and non-assessable by the Company; and (d) the Warrant Agreement and Warrant certificate, if any, have been duly executed and delivered by each party thereto, and paid for as contemplated in the Registration Statement, any underwriting, purchase or similar agreement, the applicable supplement to the prospectus included in the Registration Statement and the Warrant Agreement, and, if issued upon the exercise, exchange or conversion of or otherwise pursuant to the terms of any other Securities, when issued and delivered as contemplated by the terms thereof, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.
4. With respect to any Purchase Contracts and Purchase Units, assuming that (a) all corporate action has been taken on the part of the Company to approve the execution and delivery of the Purchase Contracts and Purchase Units; (b) the Securities underlying or issuable pursuant to such Purchase Contracts and Purchase Units have been duly and properly authorized for issuance in accordance with the memorandum of association and bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company specifying the specific terms thereof and the rights attaching thereto in accordance with the memorandum of association and bye-laws of the Company and Bermuda law; (c) any Ordinary Shares or Preference Shares underlying or issuable pursuant to such Purchase Contracts and Purchase Units will be validly issued, fully paid and non-assessable by the Company; (d) the Purchase Contracts or Purchase Units have been duly executed and delivered by each party thereto, and paid for as contemplated in the Registration Statement, any underwriting, purchase or similar agreement, the applicable supplement to the prospectus included in the Registration Statement and the Purchase Contract or Purchase Unit,

such Purchase Contracts and Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.
5.    With respect to any Units, assuming that (a) all corporate action has been taken on the part of the Company to approve the execution and delivery of the Unit Agreement; (b) any Securities comprising such Units have been duly and properly authorized for issuance in accordance with the memorandum of association and bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company specifying the specific terms thereof and the rights attaching thereto in accordance with the memorandum of association and bye-laws of the Company and Bermuda law; (c) any Ordinary Shares or Preference Shares comprising such Units will be validly issued, fully paid and non-assessable by the Company; (d) the Unit Agreements have been duly executed and delivered by each party thereto, and paid for as contemplated in the Registration Statement, any underwriting, purchase or similar agreement, the applicable supplement to the prospectus included in the Registration Statement and the Unit Agreement, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.
The opinion above is qualified to the extent the enforcement of any Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.
For the purposes of this opinion letter, we have assumed that: (a) the Company is validly existing under the laws of Bermuda; (b) the execution, delivery and performance by the Company of the Indentures (including any supplemental indenture), the Deposit Agreements, the Warrant Agreements, the Purchase Contracts and the Unit Agreements, and all actions necessary for the issuance of the Securities and the form and terms thereof, have been authorized by all necessary action (corporate or otherwise) and do not (i) contravene the Company’s memorandum of association or bye-laws, each as currently in effect, (ii) violate any Bermuda law, rule or regulation applicable to the Company, or (iii) result in any conflict with or breach of any agreement or document binding on the Company; (c) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (d) there shall not have occurred any change in law affecting the validity or enforceability of any of the Securities. We have further assumed that the Indentures and the Deposit Agreements will have been duly authorized, executed and delivered by the applicable trustee, depositary or other third party.
This opinion letter is limited to the laws of the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York, including, without limitation, Bermuda, or to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or as to any matters arising thereunder or relating thereto.
The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.
We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Drinker Biddle & Reath LLP
Drinker Biddle & Reath LLP